UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2007
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1000 East Hanes Mill Road		27105
Winston-Salem, NC		(Zip Code)
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (336) 519-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.05. Costs Associated with Exit or Disposal Activities
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits

Item 2.05. Costs Associated with Exit or Disposal Activities
On June 27, 2007, Hanesbrands Inc. (the “Company”) announced several actions in furtherance of its efforts to execute its consolidation and globalization cost-reduction strategy. The Company announced the closing of nine facilities, including a fabric cutting facility located in Canada (the “Canada Facility”), two sewing facilities located in the Dominican Republic (the “Dominican Republic Facilities”), three sewing facilities and one fabric cutting facility located in Mexico (the “Mexico Facilities”), a fabric cutting facility located in Puerto Rico (the “Puerto Rico Facility”) and a fabric lamination and sewing facility located elsewhere in the United States (the “United States Facility” and, together with the Canadian Facility, the Dominican Republic Facilities, the Mexico Facilities and the “Mexico Facilities,” the “Facilities”). The closures will result in the termination of approximately 50 employees at the Canadian Facility, approximately 2,500 employees at the Dominican Republic Facilities, approximately 2,200 employees at the Mexico Facilities, approximately 150 employees at the Puerto Rico Facility and approximately 70 employees at the United States Facility. In addition, the Company announced the termination of approximately 350 management and administrative employees, the majority of which are located in the United States. Production at each of the Facilities is expected to cease by the end of 2007, except for certain production at the United States Facility that is expected to cease by the end of the first quarter of 2008.
As a result of the actions described above, the Company expects to recognize gross restructuring and related charges totaling approximately $42 million before taxes. These charges include cash charges primarily related to severance and lease termination costs totaling approximately $30 million in aggregate. These charges also include non-cash charges totaling approximately $12 million related to accelerated depreciation including buildings, leasehold improvements, machinery and equipment. Of the approximately $42 million in charges, approximately $27 million is expected to be recognized in the quarter ending June 30, 2007, and the majority of the remainder is expected to be recognized by the end of the 2007 fiscal year.
Item 7.01. Regulation FD Disclosure
On June 27, 2007, the Company issued a press release relating to the matters described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference. The information contained in the press release filed as Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and it shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(c)      Exhibits
          Exhibit 99.1      Press release dated June 27, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 27, 2007	HANESBRANDS INC.

	By:	/s/ Dale W. Boyles

Dale W. Boyles Vice President, Chief Accounting Officer and Controller